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                                                                    EXHIBIT 10.3
                                                CONFIDENTIAL TREATMENT REQUESTED


                              VIRTUAL ISP AGREEMENT


         This Agreement is entered into as of this 8th day of December, 1998 (the "Effective Date"), by and between INTEREACH INTERNET SERVICES, LLC, a Georgia limited liability company ("InteReach") with its principal place of business at 3850 Holcomb Bridge Road, Suite 420, Norcross, Georgia 30092, and MAXXIS GROUP, INC., a Georgia corporation ("Partner") with its principal place of business at 1901 Montreal Road, Suite 108, Tucker, Georgia 30084.

         WHEREAS, InteReach is a national Internet service provider ("ISP"), providing dial-up Internet access and other Internet services; and

         WHEREAS, InteReach provides certain Internet services as defined in the attached Schedule A (hereinafter referred to as "Services") on a nonexclusive basis at wholesale or discounted prices; and

         WHEREAS, Partner desires to contract with InteReach for certain Internet services, according to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, both parties agree as follows:

I.       TERM OF AGREEMENT

         The initial term (the "Initial Term") of this Agreement shall begin on the Effective Date and continue until June 30, 2001. The Initial Term shall automatically renew for consecutive one year terms, unless terminated as set forth herein.

II.      DUTIES OF PARTNER

         A. Efforts. Partner shall utilize commercially reasonable efforts to recruit and obtain dial-up accounts for the Internet services provided hereunder ("Partner Accounts").

         B. Professionalism. Partner shall at all times act in a professional manner, utilizing reasonable standards of conduct for the industry.

         C. Starter Kits. Partner shall have the right to provide to Partner Accounts any starter kits solely as determined in Partner's discretion.

III.     DUTIES OF INTEREACH:  SERVICES

         A. InteReach agrees to provide Partner with the Services outlined in Schedule A for resale to the Partner Accounts. The Services shall be branded as services of



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                  Partner, and Partner shall have complete discretion as to the prices to be charged to Partner Accounts therefor. Partner shall be responsible for the billing of Partner Accounts for the Services including the establishment invoicing and collection of all charges to Partner Accounts, provided however, that, during the period from the date first set forth above until such time as Partner provides to InteReach notice to the contrary, InteReach will be responsible for: (i) preparing and delivering invoices to all Partner Accounts which invoices will be branded with the Partner's name and logo only and will direct that remittance of payment be made to InteReach, if the Partner Account is making payment by a credit card transaction ("Credit Card Accounts"), or to Partner, if the Partner Account is making payment in any other form; and (ii) collection of all charges to Credit Card Accounts.

                  Upon notice from Partner to InteReach of Partner's desire to undertake such billing responsibilities ("Billing Notice Date") InteReach will: (i) transfer such responsibilities to Partner; (ii) assist in the transition of such responsibilities in any reasonable manner as requested by Partner; and (iii) reduce the Unlimited Internet Access fee (as set forth on Schedule A) by an amount equal to that portion of the cost associated with each Partner Account allocable to such responsibilities or as agreed upon by the parties. InteReach will use its best efforts to provide the Services upon the date hereof. InteReach reserves the right to reconfigure the Services, upon a minimum of 30 days' written notice to Partner, provided the reconfiguration furnishes functionally equivalent or better Services at no additional cost to Partner.

         B. During the term of this Agreement, Partner may increase the number of Services, in accordance with InteReach's then current price schedule and prevailing commercial practices, by giving InteReach advance written request for increased services.

         C. InteReach will take reasonable efforts to minimize any downtime or loss of Services.

         D. Notwithstanding anything to the contrary herein, InteReach agrees that all accounts obtained due to the efforts of Partner shall be and remain the property of Partner and that Partner may move any such Partner Accounts to its own or another system at any time it wishes. InteReach agrees to provide all reasonable assistance to Partner to effectuate any transfer of the Partner Accounts.

IV.      PRICING AND PAYMENT

         A. All Partner Accounts will be billed directly each month by Partner, except as provided in Section III (A).

         B. Partner shall calculate the remittance due to InteReach with regard to the Partner Accounts and remit the amounts prescribed under this Agreement to InteReach no



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                  later than the last day of each month for the previous month's billable activities, together with a report of all account activity for said previous month, provided that, with regard to invoices delivered to Credit Card Accounts prior to the Billing Notice Date, InteReach shall retain the fee due to InteReach applicable thereto and will remit to Partner all remaining amounts no later than the last day of each month for the previous month's billable activities, together with a report of all account activity for said previous month.

V.       DEFAULT STARTING PAGE

         A. The starting default page (the "Default Page") will be set in the browser by the Partner for each of Partner's subscribers. The Default Page may be hosted on the InteReach server if the Partner so desires, but the Partner reserves the right to host the Default Page on any server the Purchaser wishes.

         B. Partner shall be solely responsible for all content of the Default Page. Partner agrees to indemnify and hold harmless InteReach against any claim asserted against InteReach (including reasonable attorney's fees) as a result of Partner's inclusion of any material contained in the Default Page, provided that, upon the receipt of notice of such claim by InteReach, InteReach shall promptly give written notice of such claim to Partner and provided further that Partner shall have control of the defense of any such claim and the negotiations for its settlement or compromise.

VI.      TERM AND TERMINATION

         A. Subsequent to the Initial Term, either party may terminate this Agreement provided that the terminating party provides the other party with 90 days prior notice of such termination.

         B. Either party may terminate this Agreement if the other party commits a material breach of any term of this Agreement which is not remedied within 30 days after delivery of written notice of such breach by the non-breaching party.

         C. Upon termination of this Agreement: (i) all rights and licenses of either party hereunder shall immediately terminate; and (ii) both parties shall return any confidential information, and all copies thereof, in their possession, custody and control and will cease all uses of any trade names, trademarks, service marks, logos and other designations.

VII.     TRANSFERABILITY

         InteReach shall not assign any right or interest under this Agreement or delegate any work or other obligation to be performed or owned by InteReach under this Agreement without the prior written consent of Partner, which consent shall not be unreasonably withheld. Any



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attempted assignment or delegation in contravention of the above provision shall be void and ineffective.

VIII.    OWNERSHIP OF VISP PROGRAM SUBSCRIBERS

         All Partner Accounts acquired pursuant to this Agreement are the property of Partner.


IX.      MARKETING OF ANCILLARY SERVICE AND GOODS

         Partner shall have the exclusive right to control which parties (including InteReach) may market ancillary products and services to Partner Accounts.

X.       LIMITATION OF LIABILITY

         A. Services. InteReach will make every reasonable effort to have the Services available 24 hours a day, 7 days a week ("24/7"). However, InteReach cannot and does not guarantee such Services. Furthermore, InteReach's sole liability to Partner or any third party for claims, not withstanding the form of such claims (contract, negligence or otherwise), arising out of (1) the unavailability of the InteReach system; or (2) the interruption in or delay of Service provided or to be provided by InteReach shall be for InteReach to use its best efforts to make the InteReach system available and/or to resume the Services as promptly as reasonably practical; provided, however, that no provision of this paragraph shall be construed as an indemnification by Partner of any potential claims of third parties for which InteReach may ultimately be held responsible.

         B. Other than as set forth herein, InteReach makes no warranties, express or implied, of any kind regarding the InteReach Services provided hereunder, including any implied warranty of merchantability of fitness for a particular purpose, all of which are expressly disclaimed.

         C. InteReach shall not be responsible for any damage to Partner or Partner Accounts as a result of any interruption, termination or other failure of InteReach Services, including loss of data, unless caused by InteReach's own negligence or willful misconduct. Use of any information obtained via InteReach Services is at Partner's and Partner Accounts' own risk. InteReach specifically disclaims responsibility for the accuracy or quality of the information obtained through InteReach Services. Partner further agrees that InteReach shall not be liable for any special, incidental, indirect, punitive or consequential damages or for lost profits, business or revenues arising out of or in connection with this Agreement or the services provided hereunder, whether suffered by Partner, any of Partner Accounts or any party claiming rights derived therefrom, even if InteReach shall have been advised in advance of the possibility of such potential loss or damage. In no event shall InteReach's aggregate liability to Partner with respect to any Partner Account



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                  exceed the amount of all fees and charges actually paid by
                  Partner or charged to a Partner Account in respect thereof for the one-month period immediately prior to InteReach's actions giving rise to such damages; provided, however, that no provision of this paragraph shall be construed as an indemnification by Partner of any potential claims of third parties for which InteReach may ultimately be held responsible.

         D. Neither party shall be liable for delays or failure to deliver or perform due to acts of God, acts of the other party, acts of civil or military authorities, fires, strikes, floods or other similar events beyond its control.

         E. The provisions of this Section X shall continue in full force and effect notwithstanding an effective termination of this Agreement.

XI.      CONFIDENTIALITY OBLIGATIONS

         A. Each party hereunder may disclose to the other party certain Trade Secrets and Confidential Information (as defined below). For purposes hereof "Owner" refers to the party disclosing Trade Secrets or Confidential Information hereunder and "Recipient" refers to the party receiving any Trade Secrets or Confidential Information hereunder. Recipient agrees to hold the Trade Secrets and Confidential Information of Owner in strictest confidence and not to directly or indirectly copy, reproduce, distribute, manufacture, duplicate, reveal, report, publish, disclose, cause to be disclosed, or otherwise transfer the Trade Secrets or Confidential Information of Owner to any third party or utilize the Trade Secrets or Confidential Information of Owner for any purpose whatsoever other than as expressly contemplated by this Agreement. With regard to Trade Secrets, this obligation shall continue for so long as such information constitutes a Trade Secret under applicable law; with regard to the Confidential Information this obligation shall continue for the term of this Agreement and for a period of five (5) years thereafter.

         B.       For purposes hereof "Trade Secrets" means information which:
                  (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. For purposes hereof "Confidential Information" means information, other than Trade Secrets, that is of value to its owner and is treated as confidential. To the extent consistent with the foregoing, customer lists shall constitute Trade Secrets or Confidential Information as appropriate.


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XII.     MISCELLANEOUS

         A. Confidentiality. Both parties agree not to disclose the terms of this Agreement, including fees and charges set forth herein, unless required by applicable law.

         B. Survival of Obligations. The respective obligations of Partner and InteReach under this Agreement, which by their nature would continue beyond the termination, cancellation, or expiration hereof, shall survive termination, cancellation, or expiration hereof.

         C. Severability. If any of the provisions of the Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid of unenforceable provision or provisions, and the rights and obligations of each party shall be construed and enforced accordingly. However, in the event such provision is considered an essential element of this Agreement, the parties shall promptly negotiate a replacement thereof.

         D. Nonwaiver. No course of dealing, course of performance or failure of either party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of any term, right or condition.

         E. Choice of Law. The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of Georgia, without regard to its conflict of law principles.

         F. Entire Agreement. The terms and conditions contained in this Agreement supersede all prior oral or written understandings between the parties and shall constitute the entire agreement between them concerning the subject matter of this Agreement and shall not be contradicted, explained or supplemented by any course of dealing between InteReach or any of its affiliates and Partner or any of its affiliates.

XIII.    ASSISTANCE WITH NETWORKTWO CONTRACT NEGOTIATION

         InteReach agrees to use its best efforts to assist Partner in the negotiation of an agreement with NetworkTwo Communications Group, Inc. ("NetworkTwo") with respect to the provision of Services to Partner by NetworkTwo. Such assistance by InteReach may include, without limitation, introducing Partner to persons at NetworkTwo with whom InteReach has had prior contact. Both parties acknowledge and expect that any such agreement between NetworkTwo and Partner would be on substantially the same terms as the current agreement dated as of July 10, 1998 with respect to the purchase and provision of Services between InteReach and NetworkTwo.

                                 *  *  *  *  *


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on behalf of each by a person with full power and authority to bind such party.


INTEREACH                                    PARTNER

InteReach Internet Services, LLC             Maxxis Group, Inc.


By:    /s/  Martin Richardson                By:    /s/  Thomas O. Cordy
   ---------------------------------            --------------------------------
       Name:  Martin Richardson                     Name:  Thomas O. Cordy
       Title:    Executive Director                 Title:    President and CEO





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                                   SCHEDULE A

                                    SERVICES


1.       INITIAL PROGRAMMING & SET-UP

         Customization of the VIRTUAL ISP Program by:

         A. Programming the Partner's subscriber Starter Dial-Up Kits to automatically log on to a screen customized with Partner's brand name and logo, each time the subscriber logs on to the Internet.

         B. Programming the on-line registration server to automatically update Partner via e-mail with newly registered subscribers.


2.       UNLIMITED INTERNET ACCESS*:

         This includes dial-up access through the cities listed in the InteReach Pop List, one e-mail account, newsgroups, all technical support, customer service and automated billing.

         Monthly Retail Price to Subscriber:         To be determined by Partner

         Monthly Wholesale Price for Partner:

 -------------------------------------- -------------------------------------
         Number of Subscribers at              Access Rate Charged for All
             end of month                             Subscribers**
 -------------------------------------- -------------------------------------
                 1 -  25,000                           $***
 -------------------------------------- -------------------------------------
            25,000 -  75,000                           $***
 -------------------------------------- -------------------------------------
            75,001 - 150,000                           $***
 -------------------------------------- -------------------------------------
           150,001 - 200,000                           $***
 -------------------------------------- -------------------------------------
           200,001 -                                   $***
 -------------------------------------- -------------------------------------

         *Unlimited Access means that a subscriber may connect to the network as often as he or she likes, for a total of 150 hours per month. Any hours used at over 150 hours per month are billed at $1.00 per hour.

         **This per subscriber per month fee shall be reduced by $1.00 for each Partner Account that is deemed uncollectible by Partner for any particular month.

-----------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.


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3.       WEB HOSTING SERVICES

         InteReach provides the following Web Hosting Services at no additional charge:

                  2mb of storage space
                  FTP access


4.       ANCILLARY SERVICES

         Partner may offer enhanced or ancillary Web-based services on terms and conditions agreed upon by the parties.


5.       STATEMENTS OF WORK - NETWORK

         The InteReach dialup network provides the following:

                - 300 dialup locations throughout the United States and Canada
                - Notwithstanding anything to the contrary in this Agreement,
                  InteReach will provide 90% guaranteed system uptime
                - 24/7 system monitoring to detect system problems and to insure system performance
                - 33.6k connect speeds in 90% of the system Points of Presence
                  (PoP)
                - 56k V.90 connect speeds in 75% of the system Points of
                  Presence (PoP) within 90 days of execution of this contract


6.       STATEMENT OF WORK - CALL CENTER

         A.       Customer Support

                  The InteReach customer support center provides the following:

                  -  24/7 Availability
                  - Perform Initial PD/PSI (Problem Determination/Problem Source Indemnification):
                       -  Search Database(s) for rediscovery/similar problems
                       -  Use knowledge and tools to answer usage questions


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                  -  Work Questions to Point of Resolution
                       -  Provide how-to information to customer
                       -  Provide solution/resolution to customer
                       -  Re-route misdirected customer calls

                  -  Transfer to Appropriate Escalation Team if Necessary
                       - Gather pertinent information for follow-up before transfer
                       - Assist customer with setting proper priority/severity of problem
                       -  Perform problem management function

                  -  Recording/Documenting
                       -  Document problem in escalation record
                       -  Utilize help desk tools and resources

B.       Acceptance Criteria

         InteReach agrees to provide the following Service Level
         Agreement (SLA) targets for Live Operator Support Services:

         Service Delivery                               Transition Metric        Steady State Metric
         ----------------                               -----------------        -------------------
         Call Logging                                            100%                        100%
         Live Answer                                              60%                         90%
         First Call Resolution                                    70%                         90%
         Call Abandonment Rate                                     8%                          5%
         Average Answer Delay                                   < 45"                       < 30"

C.       Order Desk

         The InteReach customer support center provides the following:

         -        Toll free order number
         -        Capture of customer's information
         -        Capture and assignment of proper "offer code"
         -        24/7 Availability


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